UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2007

SOUTHERN IOWA BIOENERGY LLC
(Exact name of small business issuer as specified in its charter)

Iowa	2860	20-2226223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 S. Linden Street Lamoni, Iowa 50140
(Address of principal executive offices)

(641) 784-3510
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Extension of Line of Credit with Great Western Bank

On October 4, 2006, we entered into a loan agreement with Great Western Bank, under which we obtained a $2,200,000 nondisclosable draw down line of credit loan (the "loan"). We were required to pay the loan with interest at a rate of 12% per annum on the unpaid outstanding principal balance by no later than April 17, 2007.

On April 17, 2007, we entered into a change in terms agreement with Great Western Bank in which our interest rate was reduced to 10.24% per annum on the unpaid principal balance and the maturity date on the loan was extended to no later than August 17, 2007.

On August 27, 2007 (effective August 17, 2007), we entered into a second change in terms agreement with Great Western Bank in which our interest rate was increased to 12% per annum on the unpaid principal balance and the maturity date on the loan was extended to no later than February 17, 2008. As of August 17, 2007, we had an outstanding principal balance on the note in the amount of $685,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SOUTHERN IOWA BIOENERGY LLC

August 28, 2007	/s/ William T. Higdon
Date	William T. Higdon, President